EXHIBIT 99


                         REVOCABLE PROXY
                      WEBSTER BANCORP, INC.


                 SPECIAL MEETING OF SHAREHOLDERS

                        January __, 2001

The undersigned, a shareholder of WEBSTER BANCORP, INC. hereby constitutes and appoints _______________ and ________________ or either of them acting individually as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the special meeting of shareholders of Webster to be held on January __, 2001 at __:__ _.m., and any adjournment or postponement thereof, to vote all shares which the undersigned would be entitled to cast if personally present, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting.

1. A proposal to approve the Agreement
   and Plan of Reorganization, as
   amended, between Webster and
   Integra Bank Corporation, as more
   fully  described  in  the
   accompanying proxy                   For   Against  Abstain
   statement/prospectus.                [  ]   [  ]      [ ]

2. To transact such other business as
   may properly come before the meeting.

   If  not otherwise specified, the shares will  be  voted
FOR Proposal 1. The undersigned hereby revokes all previous proxies for such meeting, and hereby acknowledges receipt of the notice of the meeting and the proxy statement/prospectus furnished herewith.

    In the event proxies representing a sufficient number of shares voting to approve the Agreement and Plan of Reorganization are not obtained before the meeting, a proposal to adjourn the meeting in order to solicit additional proxies will be put to a vote at the meeting.

Please be sure to sign and date
this Proxy below.
                                     Date ______________, 200_


(Shareholder sign above)        Co-holder (if any) sign above


NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

                       PLEASE ACT PROMPTLY
             SIGN, DATE & MAIL YOUR PROXY CARD TODAY